UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

December 31, 2025
Date of Report (date of earliest event reported)

HAGERTY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40244	86-1213144
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

121 Drivers Edge
Traverse City, Michigan 49684
(Address of principal executive offices and zip code)

(800) 922-4050
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	HGTY	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement

On December 31, 2025, following receipt of required regulatory approvals, Hagerty, Inc. (the “Company”), Markel Group Inc., a significant Company stockholder and longstanding strategic partner (“Markel”), The Hagerty Group, LLC (“OpCo”), Hagerty Insurance Agency, LLC (“HIA”), Hagerty Reinsurance Limited (“Hagerty Re”), and Essentia Insurance Company (“Essentia”) consummated the previously announced fronting arrangement by amending and/or entering into, among other agreements, the material agreements described below.

Sixth Amended and Restated Master Relationship Agreement

On December 31, 2025, the Company and OpCo, a subsidiary of the Company, entered into the Sixth Amended and Restated Master Relationship Agreement (the “Relationship Agreement”) with Markel, which amended and restated the Fifth Amended and Restated Master Alliance Agreement, dated December 18, 2023. The Relationship Agreement was amended and restated to, among other things: (i) revise its term through December 31, 2028; (ii) retain OpCo’s option to purchase Essentia, which option may be exercised between January 1, 2026 and January 1, 2028 on the terms set forth therein; (iii) remove certain restrictive covenants, including mutual exclusivity provisions; and (iv) make certain other administrative changes. The foregoing description of the Relationship Agreement does not purport to be complete and is qualified in its entirety by the full text of the Relationship Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Seventh Amended and Restated Limited Liability Company Agreement

On December 31, 2025, the Company executed the Seventh Amended and Restated Limited Liability Company Agreement with Markel and the other members of OpCo (the “Amended LLC Agreement”), to among other things, remove certain restrictive covenants, including exclusivity provisions relating to the businesses of the Company and its subsidiaries. The foregoing description of the Amended LLC Agreement does not purport to be complete and is qualified in its entirety by the full text of the Amended LLC Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

General Agency Agreement

On December 31, 2025, HIA and Hagerty Re, both subsidiaries of the Company, executed the General Agency Agreement with Essentia (the “General Agency Agreement”). The General Agency Agreement governs program business that is the subject of the Quota Share Agreement (as defined below). The General Agency Agreement grants HIA the authority to produce, bind, service, and manage Essentia policies, which will be 100% reinsured by Hagerty Re. The General Agency Agreement primarily expands HIA’s administrative authority in respect of the business that is the subject of the Quota Share Agreement. The foregoing description of the General Agency Agreement does not purport to be complete and is qualified in its entirety by the full text of the General Agency Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Quota Share Agreement

On December 31, 2025, HIA and Hagerty Re entered into a new Quota Share Reinsurance Agreement with Essentia (the “Quota Share Agreement”), effective January 1, 2026, pursuant to which Hagerty Re will assume 100% of the risk on policies (i) issued by Essentia on or after January 1, 2026 or (ii) issued by Essentia prior to January 1, 2026, the risk period under which remains unexpired as of January 1, 2026, with respect to losses for which the date of loss is on or after January 1, 2026. The foregoing description of the Quota Share Agreement does not purport to be complete and is qualified in its entirety by the full text of the Quota Share Agreement, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Sixth Amended and Restated Master Relationship Agreement, between the Company, The Hagerty Group, LLC, and Markel Group Inc. dated December 31, 2025, filed herewith.
10.2	Seventh Amended and Restated Limited Liability Company Agreement of The Hagerty Group, LLC, dated December 31, 2025, filed herewith.
10.3*	General Agency Agreement, between Hagerty Insurance Agency, LLC, Hagerty Reinsurance Limited, and Essentia Insurance Company, dated December 31, 2025, filed herewith.
10.4*	Quota Share Agreement, between Hagerty Reinsurance Limited, Hagerty Insurance Agency, LLC and Essentia Insurance Company, dated December 31, 2025, filed herewith.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

*The schedules and exhibits to the agreements referenced under Item 9.01 have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAGERTY, INC.

/s/ Diana M. Chafey
Date: January 2, 2026	Diana M. Chafey
Chief Legal Officer and Corporate Secretary